CITY NATIONAL ROCHDALE FUNDS
THIRD AMENDMENT TO THE
CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of the 19th day of November, 2013, to the Custody Agreement dated as of August 1, 2011, as amended January 1, 2012 and November 20, 2012 (the “Agreement”), is entered into by and between CITY NATIONAL ROCHDALE FUNDS, f/k/a CNI CHARTER FUNDS, a Delaware trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the name of the Trust and to amend the list of series of the Trust subject to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by written agreement of the parties;

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C is superseded and replaced with Amended Exhibit C attached hereto.

Effective September 10, 2013, CNI Charter Funds became known as City National Rochdale Funds, a Delaware statutory trust.  Accordingly, all references to CNI Charter Funds in the Agreement were replaced with City National Rochdale Funds.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CITY NATIONAL ROCHDALE FUNDS		U.S. BANK, N.A.

By:	/s/Kurt Hawkesworth	By:	/s/Michael R. McVoy

Printed Name:	Kurt Hawkesworth	Printed Name:	Michael R. McVoy

Title:	Vice President	Title:	Senior Vice President

Amended Exhibit C to the Custody Agreement – City National Rochdale Funds

Separate Series of City National Rochdale Funds

Diversified Equity Fund
Socially Responsible Equity Fund
US Core Equity Fund

Multi Asset Fund

Limited Maturity Fixed Income Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
Full Maturity Fixed Income Fund
High Yield Bond Fund

California Tax Exempt Money Market Fund
Government Money Market Fund
Prime Money Market Fund

Emerging Markets Fund
Fixed Income Opportunities Fund
Dividend and Income Fund
Intermediate Fixed Income Fund

City National Rochdale Municipal High Income Fund